Exhibit 10.10

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (hereinafter referred to as this “Fifth Amendment”) is made this 16th day of February, 2011, but effective as of December 7, 2010, by and among

BEL FUSE INC., a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having an address located at 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as the “Borrower”),

AND

BEL VENTURES INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Ventures”),

AND

BEL POWER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Power”),

AND

BEL TRANSFORMER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Transformer”),

AND

BEL CONNECTOR INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Connector”),

AND

CINCH CONNECTORS, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Cinch Connectors”),

AND

BEL WORKSOP LLC., a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as “Bel Worksop”, and hereinafter Bel Ventures, Bel Power, Bel Transformer, and Bel Connector shall be collectively referred to as the “Original Guarantors”, and hereinafter the Original Guarantors, Cinch Connectors, and Bel Worksop shall be collectively referred to as the “Guarantors”),

AND

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 750 Walnut Avenue, Cranford, New Jersey 07016 (hereinafter referred to as the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Credit and Guaranty Agreement dated February 12, 2007, executed by and among the Borrower, the Lender, Bel Power Products Inc., a Delaware corporation (hereinafter referred to as “Bel Power Products”), and the Original Guarantors (hereinafter referred to as the “Original Loan Agreement”), (i) the Lender made available to the Borrower an unsecured revolving credit loan facility in the then-maximum principal amount of up to Twenty Million and 00/100 ($20,000,000.00) Dollars for working capital purposes, capital expenditures, and other lawful corporate purposes of the Borrower (hereinafter referred to as the “Revolving Credit Facility”) and (ii) each Original Guarantor and Bel Power Products, as an original guarantor, absolutely, irrevocably and unconditionally guarantied the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the “Borrower Obligations” (as such term is defined in the Original Loan Agreement); and

WHEREAS, the Revolving Credit Facility is evidenced by that certain Revolving Credit Loan Note dated February 12, 2007, executed by the Borrower, as maker, in favor of the Lender, as payee (hereinafter referred to as the “Revolving Credit Loan Note”), in the then-maximum principal amount of up to $20,000,000.00; and

WHEREAS, Bel Power Products has merged with and into Bel Power, with Bel Power being the surviving entity, as evidenced by (i) those certain Articles of Merger Involving Domestic Corporations, Foreign Corporations or Foreign Other Entities dated July 6, 2006 and filed with the Office of the Secretary of the Commonwealth of Massachusetts on September 1, 2006 and (ii) that certain Certificate of Merger dated January 10, 2008 and filed with the Secretary of State of the State of Delaware on January 22, 2008; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain First Amendment to Credit and Guaranty Agreement dated as of April 30, 2008, executed by and among the Lender, the Borrower, and the Original Guarantors (hereinafter referred to as the “First Amendment”), the Borrower, the Original Guarantors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Second Amendment to Credit and Guaranty Agreement dated as of June 30, 2009, executed by and among the Lender, the Borrower, and the Original Guarantors (hereinafter referred to as the “Second Amendment”), the Borrower, the Original Guarantors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, the Borrower acquired one hundred percent (100%) of the issued and outstanding stock of Cinch Connectors (hereinafter referred to as the “Acquisition”) on January 29, 2010 and, pursuant to the terms, conditions, and provisions of that certain Guaranty Supplement No. 1 dated as of January 29, 2010, executed by and between Cinch Connectors and the Lender, Cinch Connectors has been added as a “Subsidiary Guarantor” (as such term is defined in the Loan Agreement) of the Revolving Credit Facility; and

WHEREAS, in connection with the Acquisition, pursuant to the terms, conditions, and provisions of that certain Third Amendment to Credit and Guaranty Agreement dated as of January 29, 2010, executed by and among the Lender, the Borrower, the Original Guarantors, and Cinch Connectors (hereinafter referred to as the “Third Amendment”), the Borrower, the Original Guarantors, Cinch Connectors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fourth Amendment to Credit and Guaranty Agreement dated September 27, 2010, but effective as of March 31, 2010, executed by and among the Lender, the Borrower, the Original Guarantors, and Cinch Connectors (hereinafter referred to as the “Fourth Amendment”), the Borrower, the Original Guarantors, Cinch Connectors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein (hereinafter the Original Loan Agreement, as amended and modified by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, shall be referred to as the “Loan Agreement”); and

WHEREAS, simultaneously with the execution hereof, the Borrower and the Lender have executed that certain First Allonge to Revolving Credit Loan Note dated of even date herewith for the purpose of increasing the principal amount evidenced by the Revolving Credit Loan Note from “$20,000,000.00” to “$30,000,000.00” (hereinafter referred to as the “First Allonge”); and

WHEREAS, the Borrower has formed Bel Worksop (hereinafter referred to as the “Formation”) on December 7, 2010 and, pursuant to the terms, conditions, and provisions of that certain Guaranty Supplement No. 2 dated of even date herewith, executed by and between Bel Worksop and the Lender (hereinafter referred to as the “Guaranty Supplement No. 2”), Bel Worksop has been added as a Subsidiary Guarantor of the Revolving Credit Facility; and

WHEREAS, the Borrower, the Guarantors, and the Lender have agreed to further amend and modify the terms, conditions, and provisions of the Loan Agreement pursuant to the terms, conditions, and provisions of this Fifth Amendment for the purposes more fully set forth and described herein; and

WHEREAS, defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby the Borrower, the Guarantors, and the Lender hereby promise, covenant, and agree as follows:

1.           Loan Agreement.  The Loan Agreement is hereby amended and modified by this Fifth Amendment as follows:

(i)           The existing definition of “Consolidated Fixed Charge Ratio” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition is hereby inserted in its place and stead:

““Consolidated Fixed Charge Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) Consolidated EBITDA -to- (ii) Consolidated Fixed Charges, in each case for the Four Quarter Trailing Period.”

(ii)           The existing definition of “Loan Documents” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of “Loan Documents” is hereby inserted in its place and stead:

““Loan Documents” means, collectively, this Agreement, the Note, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the First Allonge, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith.”

(iii)           The following new definition is hereby inserted into Section 1.1 of the Loan Agreement in its proper place:

““Fifth Amendment” shall mean that certain Fifth Amendment to Credit and Guaranty Agreement dated February 16, 2011, but effective as of December 7, 2010, executed by and among the Borrower, the Lender, and the then current Subsidiary Guarantors as of the date of such Fifth Amendment to Credit and Guaranty Agreement, pursuant to which the parties thereto amended and modified the terms, conditions, and provisions of this Agreement.”

(iv)           The following new definition is hereby inserted into Section 1.1 of the Loan Agreement in its proper place:

““First Allonge” shall mean that certain First Allonge to Revolving Credit Loan Note dated February 16, 2011, but effective as of December 7, 2010, executed by and among the Borrower and the Lender, pursuant to which the parties thereto amended and modified the terms, conditions, and provisions of the Note.”

(v)           The existing definition of “Revolving Commitment” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of “Revolving Commitment” is hereby inserted in its place and stead:

““Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of the Revolving Credit Exposure permitted hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.3 hereof. The amount of the Lender’s Revolving Commitment is $30,000,000.00.”

(vi)           The existing definition of “Revolving Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of “Revolving Maturity Date” is hereby inserted in its place and stead:

““Revolving Maturity Date” means June 30, 2014, or such earlier date on which the Revolving Loans shall become due and payable, whether by acceleration or otherwise.”

(vii)           Each existing reference to “$1,000,000.00” in Sections 7.1(c)(ii), 7.1(d)(ii), 7.3(b)(i), 7.4(c)(ii), 7.5(b), 7.6(iv), and 7.7(a)(ii) is hereby deleted in its entirety, and a new reference to “$6,500,000.00” is hereby inserted in the place and stead of each such reference.

(viii)           In Section 8.2(j)  of the Loan Agreement, the following proviso is hereby inserted after the word “days” but before the semicolon following said word:

“provided, however, that the judgment rendered in that certain case entitled SynQor v. Artesyn Technologies, Inc. et al., and filed in 2007 in the United States District Court for the Eastern District of Texas, which judgment was rendered on or about December 22, 2010, shall not constitute an Event of Default hereunder so long as the aggregate amount of said judgment applicable to the Borrower and its Subsidiaries does not exceed $9,000,000.00.”

 (ix)           In Exhibit “C” of the Loan Agreement (i.e., “Form of Revolving Credit Loan Note”), the existing reference to “$20,000,000.00” is hereby deleted in its entirety, and a new reference to “$30,000,000.00” is hereby inserted in its place and stead.

(x)           Any and all references to the “Loan Agreement” are hereby amended and modified to refer to the Loan Agreement as amended and modified by this Fifth Amendment.

(xi)           Any and all references to the “Note” are hereby amended and modified to refer to the Revolving Credit Loan Note as amended and modified by this Fifth Amendment

2.           Amendments to other Loan Documents.  Any and all references in any Loan Document to the “Loan Agreement” and the “Note” are hereby amended and modified to refer to the Loan Agreement, as amended and modified by this Fifth Amendment and the Guaranty Supplement No. 2, and the Revolving Credit Loan Note, as amended and modified up through this Fifth Amendment and the First Allonge.

3.           Satisfaction of Conditions Precedent to the Acquisition.  The Borrower, the Guarantors, and the Lender, as applicable, hereby represent and warrant that all conditions precedent to the Formation set forth in the Loan Agreement, including, without limitation, those conditions precedent set forth in Section 6.9 of the Loan Agreement, have been fully satisfied.

4.           Remaking of Representations and Warranties.  All representations and warranties contained in the Loan Agreement, as amended and modified by this Fifth Amendment and the Guaranty Supplement No. 2, and all of the other Loan Documents as amended and modified up through this Fifth Amendment and the First Allonge, are true, accurate, and complete as of the date hereof and shall be deemed continuing representations and warranties so long as the Revolving Credit Facility shall remain outstanding.

5.           No Amendment of Other Terms.  All other terms and conditions of the Loan Agreement, as amended and modified by this Fifth Amendment and the Guaranty Supplement No. 2, the Revolving Credit Loan Note, as amended and modified up through this Fifth Amendment and the First Allonge, and all of the other Loan Documents, in each case as amended and modified up through this Fifth Amendment, remain in full force and effect, except as amended and modified herein, and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the Loan Agreement, the Revolving Credit Loan Note, and all of the other Loan Documents.

6.           Further Agreements and Representations.  The Borrower and the Guarantors do hereby (i) ratify, confirm, and acknowledge that the Loan Agreement, as amended and modified by this Fifth Amendment and the Guaranty Supplement No. 2, the Revolving Credit Loan Note, as amended and modified up through this Fifth Amendment and the First Allonge, and all other Loan Documents, in each case as amended and modified up through this Fifth Amendment, continue to be valid, binding and in full force and effect, (ii) acknowledge and agree that, as of the date hereof, the Borrower has no defense, set-off, counterclaim, or challenge against the payment of any sums due and owing to the Lender or the enforcement of any of the terms of the Loan Agreement and/or any of the other Loan Documents, (iii) acknowledge and agree that all representations and warranties of the Borrower and the Guarantors contained in the Loan Agreement and the other Loan Documents are true, accurate, and correct as of the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is by its terms limited to a certain date or dates in which case it remains true, accurate, and correct as of such date or dates and that none of the corporate documents of the Borrower or the Guarantors have been materially amended, modified, or supplemented since February 12, 2007 (or, in the case of Cinch Connectors and Bel Worksop, since January 29, 2010 and December 7, 2010, respectively), and (iv) represent and warrant that the Borrower and the Guarantors have taken all necessary action required by law and by their respective corporate governing documents to execute and deliver this Fifth Amendment and that such execution and delivery constitutes the legal and validly binding action of such entities.

7.           No Novation.  It is the intention of the parties hereto that this Fifth Amendment shall not constitute a novation.

8.           Additional Documents; Further Assurances. The Borrower and the Guarantors hereby covenant and agree to execute and deliver to the Lender, or to cause to be executed and delivered to the Lender contemporaneously herewith, at their sole cost and expense, any other documents, agreements, statements, resolutions, certificates, opinions, consents, searches, and information as the Lender may reasonably request in connection with the matters or actions described herein.  The Borrower and the Guarantors hereby further covenant and agree to execute and deliver to the Lender, or to use reasonable efforts to cause to be executed and delivered to the Lender, at their sole cost and expense, from time to time, any and all other documents, agreements, statements, certificates, and information as the Lender shall reasonably request to evidence or effect the terms of the Loan Agreement, and/or any of the other Loan Documents.  All such documents, agreements, statements, etc., shall be in form and content reasonably acceptable to the Lender.

9.           Fees, Costs, Expenses and Expenditures. The Borrower shall pay all of the Lender’s reasonable expenses in connection with this Fifth Amendment, including, without limitation, reasonable fees and disbursements of Lender’s legal counsel.

10.           No Waiver.  Nothing contained herein constitutes an agreement or obligation by the Lender to grant any further amendments to any of the Loan Documents, as amended and modified hereby, and nothing contained herein constitutes a waiver or release by the Lender of any rights or remedies available to the Lender under the Loan Documents, as amended and modified hereby, at law or in equity.

11.           Waiver, Release and Indemnification by the Borrower and Waiver and Release by the Guarantors.  To induce the Lender to enter into this Fifth Amendment, the Borrower and the Guarantors, and any person or entity claiming by or through any or all of them, each waives and releases and forever discharges the Lender and its officers, directors, shareholders, agents, parent corporation, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors, and assigns and the heirs, executors, administrators, successors, and assigns of any such person or entity, as releasees (hereinafter collectively referred to as the “Releasees”) from any liability, damage (whether direct or indirect, consequential, special, exemplary, or punitive), claim (including, without limitation, any claim for contribution or indemnity), loss or expense of any kind, in each case whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, that it may have against any Releasee arising from the beginning of time through the date hereof arising out of or relating to the Revolving Credit Facility.  The Borrower further agrees to indemnify and hold the Releasees harmless from any loss, damage, judgment, liability, or expense (including attorneys’ fees) suffered by or rendered against the Lender on account of any claims of third parties arising out of or relating to the Revolving Credit Facility.  The Borrower further states that it has carefully read the foregoing release and indemnity and the Guarantors further state that they have carefully read the foregoing release, and each of the Borrower and the Guarantors knows the contents thereof and grants the same as its own free act and deed.

12.           Binding Effect; Governing Law.  This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns.  This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

13.           Counterparts.  This Fifth Amendment may be executed by one or more of the parties to this Fifth Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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US_ACTIVE-105078300.3 3/5/12 2:11 PM
[FIFTH AMENDMENT TO CREDIT AND
GUARANTY AGREEMENT]

IN WITNESS WHEREOF, the Lender, the Borrower, and the Guarantors have duly executed and delivered this Fifth Amendment, all as of the day and year first written above.

BORROWER:

BEL FUSE INC., a New Jersey corporation

By:
Colin Dunn
Vice President

GUARANTORS:

BEL VENTURES INC., a Delaware corporation

BEL POWER INC., a Massachusetts corporation

BEL TRANSFORMER INC., a Delaware corporation

BEL CONNECTOR INC., a Delaware corporation

CINCH CONNECTORS, INC., a Delaware corporation

AS TO EACH OF THE FOREGOING:

By:
Colin Dunn
Vice President of each of the above-referenced corporations

BEL WORKSOP LLC,
a Delaware limited liability company

By:           Bel Fuse Inc., its sole member

By:
Colin Dunn
Vice President

LENDER:

BANK OF AMERICA, N.A.

By:
David J. Bardwil
Senior Vice President